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IMPORTANT NEWS ABOUT CNI CHARTER FUNDS

May 28, 2009

To the Shareholders of the AHA Diversified Equity Fund and AHA Balanced Fund:

CNI Charter Funds appointed Freeman Investment Management Co., LLC (“Freeman”) as sub-adviser to portions of the AHA Diversified Equity Fund and AHA Balanced Fund, effective February 27, 2009.

Freeman Investment Management Co., LLC is a new investment management firm formed by Freeman Associates Investment Management, LLC, the prior sub-adviser to Freeman’s portions of the AHA Diversified Equity Fund and AHA Balanced Fund, and Investment Science Corporation.  There will be no increase in fees to the Funds and their shareholders as a result of this appointment.

AMBS Investment Counsel, LLC, SKBA Capital Management, LLC and Turner Investment Partners, Inc. continue to manage portions of the AHA Diversified Equity Fund and Robert W. Baird & Company Incorporated continues to manage a portion of the AHA Balanced Fund.  CCM Advisors, LLC continues to serve as investment adviser to both Funds.

The next few pages of this package feature more information about Freeman.  Please take a few moments to read them.  Call us at (888) 889-0799 if you have any questions.

On behalf of the Board of Trustees, I thank you for your continued investment in CNI Charter Funds.

Sincerely,

Richard Weiss
President & Chief Executive Officer

CNI CHARTER FUNDS

INFORMATION STATEMENT
TO SHAREHOLDERS OF THE
AHA DIVERSIFIED EQUITY FUND AND AHA BALANCED FUND

This document is an Information Statement and is being furnished to shareholders of the AHA Diversified Equity Fund and AHA Balanced Fund (collectively, the “Funds”), each a series of CNI Charter Funds (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemption order issued by the Securities and Exchange Commission (the “SEC”).  CCM Advisors, LLC (“CCMA”) serves as the investment adviser for the Fund.  The exemption order permits CCMA and the Board of Trustees of the Trust (the “Board”) to employ unaffiliated sub-advisers, terminate sub-advisers, and modify sub-advisory agreements with unaffiliated sub-advisers without prior approval of the Funds’ shareholders.

The Board reviews advisory and sub-advisory agreements annually.  In addition, under the SEC order, if CCMA and the Board retain a new sub-adviser, the Trust is required to provide an Information Statement to shareholders of the affected portfolios of the Trust explaining the change.

This Information Statement is being mailed on or about May 28, 2009 to the shareholders of the Fund as of May 1, 2009.  The Fund will pay the expenses of preparing this Information Statement.  Certain information on the share ownership of the Fund is set forth in Appendix A.

WE ARE NOT ASKING YOU FOR A PROXY.
 PLEASE DO NOT SEND US A PROXY.

Appointment of Freeman Investment Management Co., LLC as a Sub-Adviser to the AHA Diversified Equity Fund and AHA Balanced Fund

On January 28, 2009, the Board approved the appointment of Freeman Investment Management Co., LLC (“Freeman”) as sub-adviser to portions of the AHA Diversified Equity Fund and the AHA Balanced Fund (collectively, the “Funds”).

Freeman is a new investment management firm that was formed as a joint venture between Freeman Associates Investment Management, LLC (“FAIM”), the prior sub-adviser to the portions of the AHA Diversified Equity Fund and the AHA Balanced Fund managed by Freeman, and Investment Science Corporation, another investment management firm.  Freeman commenced operations on February 27, 2009.  CCM Advisors, LLC (“CCMA”), the investment adviser to the Funds, entered into new sub-advisory agreements with Freeman (the “Agreements”), effective February 27, 2009, to manage a portion of each Fund, subject to the supervision of CCMA and the Trust’s Board of Trustees (the “Board”).  The Agreements have substantially the same terms as the previous sub-advisory agreements between CCMA and FAIM.

No officers of the Trust or trustees of the Trust (each a “Trustee”) are officers, employees, directors, managers or members of Freeman.  In addition, since the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, a material interest in Freeman, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which Freeman, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, was or is to be a party.

Considerations by the Board of Trustees

At its January 28, 2009, meeting, in connection with its review of CCMA’s proposed new sub-advisory agreements, the Board considered a variety of matters, including information about Freeman’s organization, personnel providing services to the Funds, and compensation structure; its investment philosophy and investment process; performance results of each Fund and FAIM’s portion of each Fund over various periods; Freeman’s sub-advisory fees with respect to each Fund; and the estimated profitability of Freeman’s overall relationship with the Funds.  The Board also reviewed information regarding Freeman’s compliance policies and procedures, disaster recovery and contingency planning, and policies with respect to portfolio trade execution.

The Board assessed the performance of each Fund and FAIM’s portion of each Fund compared with those Funds’ benchmarks and the average of all funds in their peer group categories selected by Lipper, Inc. for periods ended December 31, 2008. The Board observed that the annualized total returns for FAIM’s portion of the AHA Balanced Fund were below the returns of the AHA Balanced Fund, its Blended Index (which is an index composed of 60% in the S&P 500 Index, 30% in the Barclays US Aggregate Bond Index and 10% in the Merrill Lynch 3-Month U.S. Treasury Index), and the Lipper Mixed-Asset Target Allocation Growth Funds average; above the S&P 500 Index for the one-, five- and since-inception periods ending December 31, 2008; and below all those measures for the three-year period.  With respect to the AHA Diversified Equity Fund, the Board noted that FAIM’s portion of the Fund had outperformed the returns of the Fund, the S&P 500 Index and the Lipper Multi-Cap Core Funds average for the one-, three-, five-, and ten-year and since-inception periods ending December 31, 2008, except the S&P 500 Index for the three-year period, and the Fund and the Lipper Multi-Cap Core Funds average for the ten-year period.

The Board reviewed information regarding the sub-advisory fees to be charged by Freeman with respect to each Fund and observed that the fees were reasonable.  They noted that Freeman’s sub-advisory fees with respect to the Funds were lower than the fees it will charge with respect to other clients in its large cap core value strategy.  The Board also noted that the asset levels of those Funds were relatively small and were not currently likely to lead to significant economies of scale.

The Board also considered the information prepared by Freeman relating to its costs and profits, as well as the benefits to be received by Freeman and its affiliates as a result of its relationship with the Funds, including Freeman’s receipt of sub-advisory fees and the intangible benefits of any favorable publicity arising in connection with the Funds’ performance.

Based on its review, including its consideration of each of the factors referred to above, the Board concluded that the terms of the Agreements, including the fees to be received by Freeman, were fair and reasonable in light of the nature and quality of the services proposed to be provided by Freeman to each Fund and its shareholders.

Freeman Investment Management Co., LLC

Freeman is located at 12255 El Camino Real, Suite 200, San Diego, California 92130, and is owned by members of its management, FAIM, and Investment Science Corporation.  Each of FAIM and Investment Science Corporation is located at 12255 El Camino Real, Suite 200, San Diego, California 92130 and is owned by members of its management and investors. Freeman was founded in 2009 and provides investment management services to institutions, retirement plans, and non-profit organizations.  As of May 1, 2009, Freeman managed assets of approximately $500 million.

All of Freeman’s strategies are managed with a team approach supported by distinctive internal research.  The members of the investment team who contribute to the day-to-day management of the AHA Diversified Equity Fund and the AHA Balanced Fund are John D. Freeman (Managing Partner, CEO & CIO), Thomas Anichini (Partner, Director of Portfolio Management) and Maninder Hunjan (Partner, Director of Research).  Messrs. Freeman and Anichini are the portfolio managers for the portions of the AHA Diversified Equity Fund and AHA Balanced Fund managed by Freeman.  Mr. Freeman has been with FAIM since 1996 and, as Chairman and CEO, he was responsible for the management of the firm’s Market Beta (core equity), Alternative Beta, and Zero Beta (hedge fund) strategies.  Mr. Anichini has been a Senior Vice President and Portfolio Manager with FAIM since 2005.  Prior to joining FAIM, he was a portfolio manager with Westpeak Global Advisors where he managed institutional quantitative equity portfolios and contributed to research and client services.

Terms of Sub-Advisory Agreements

Each Agreement will continue in force until February 26, 2011, unless sooner terminated.  Each Agreement will continue in force from year to year thereafter so long as it is specifically approved at least annually in the manner required by the Investment Company Act of 1940, as amended (the “1940 Act”).

Each Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by CCMA or Freeman on 60 days’ prior written notice to the other party.  Each Agreement may also be terminated at any time without payment of any penalty by action of the Board or by a vote of a majority of the outstanding voting securities of the relevant Fund, as defined by the 1940 Act, on 60 days’ prior written notice to Freeman.  In addition, each Agreement may be terminated at any time upon written notice, without payment of any penalty, by CCMA, the Board, or a vote of a majority of the outstanding voting securities of the relevant Fund if Freeman or any of its officers or directors has breached any representation or warranty in the Agreement or has taken any action which results in a material breach of Freeman’s covenants under the Agreement.  Each Agreement will automatically terminate if the Investment Management Agreement between CCMA and the Trust with respect to the relevant Fund is terminated, assigned or not renewed.

Freeman is entitled to an annual fee for its investment advisory services equal to 0.30% of the average daily net assets of the portion of each Fund it manages.  Effective April 1, 2009, Freeman has agreed to reduce its annual fee to 0.25% of the average daily net assets of the portion of each Fund it manages until the earlier of December 31, 2009 or such time as the total assets of the AHA Diversified Equity Fund exceed $80 million for 30 consecutive days.  All sub-advisory fees are paid by CCMA and not the Fund.  Because CCMA pays Freeman out of its own fees received from each Fund, there is no “duplication” of advisory fees paid.  There will be no increase in advisory fees to the Funds and its shareholders in connection with the approval of Freeman as sub-adviser to portions of the Funds.

Additional Disclosure Regarding Freeman

The names and principal occupations of the principal executive officers and directors of Freeman are listed below:

Name	Principal Occupation/Title
John Freeman	Partner, Chief Executive Officer, Chief Investment Officer
Maninder Hunjan	Partner, Director Of Research
Thomas Anichini	Partner, Director Of Portfolio Management
Peter Johnson	Partner, Director Of Client Service & Marketing
Christopher Siriani	Partner, Chief Compliance Officer, Director Of Operations
Timothy May	Director Of Investment Systems

Each of the principal executive officers and directors of Freeman is located at 12255 El Camino Real, Suite 200, San Diego, California 92130.

Freeman does not serve as adviser or sub-adviser to any mutual funds other than the Funds.

General Information

The principal executive offices of the Trust are located at 400 North Roxbury Drive, Beverly Hills, California 90210.  The principal executive offices of CCMA are located at 190 South LaSalle Street, Suite 2800, Chicago, Illinois 60603.   The Trust’s administrator is SEI Global Funds Services, Inc., the Trust’s transfer agent is SEI Investments Management Corporation (d.b.a. SEI Institutional Transfer Agency), and the Trust’s distributor is SEI Investments Distribution Co., each of which is located at One Freedom Valley Drive, Oaks, Pennsylvania 19456.  The Trust’s custodian is U.S. Bank, N.A., 50 South 16th Street, Philadelphia, Pennsylvania 19102. Counsel to the Trust is Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, Los Angeles, California 90071.

The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Trust upon request. Requests for such reports should be directed to CNI Charter Funds, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, or by calling (888) 889-0799.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%
of the AHA Diversified Equity Fund - Class N Shares

Shareholder Name and Address	Percentage of Shares Owned as of May 1, 2009
National Financial Services LLC 1 World Financial Center 200 Liberty Street New York, NY 10281-1003	40.89%
UBS Financial Services Inc FBO Institutional Portfolio Srvcs Attn Mohini Pai 324 Sheridan Road Kenilworth, IL 60043-1219	10.58%
Mohini C Pai TTEE FBO Bantval Padmanabhi Revocable Trust 324 Sheridan Road Kenilworth, IL 60043	8.18%
UBS Financial Services FBO Mohini C Pai Traditional IRA 324 Sheridan Road Kenilworth, IL 60043-1219	6.41%

Shareholders Owning Beneficially or of Record More than 5%
of the AHA Diversified Equity Fund - Institutional Class Shares

Shareholder Name and Address	Percentage of Shares Owned as of May 1, 2009
National Financial Services LLC 1 World Financial Center 200 Liberty Street New York, NY 10281-1003	55.75%
Trinity Medical Center Funded Depreciation 380 Summit Ave Steubenville, OH 43952-2699	6.24%
Patterson & Co FBO Dearborn County Hospital P/P 1525 W Wt Harris Blvd Charlotte, NJ 28288-1151	5.38%
Lewiston Hospital Attention CFO 400 Highland Ave Lewistown, PA 17044-1167	5.20%

As of May 1, 2009, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the AHA Diversified Equity Fund.

Shareholders Owning Beneficially or of Record More than 5%
of the AHA Balanced Fund - Institutional Class Shares

Shareholder Name and Address	Percentage of Shares Owned as of May 1, 2009
NFS LLC FBO Regions Bk DBA Kenneburt Co 250 Riverchase Pkwy E Fl 5 Birmingham, AL 35244-1832	98.24%

As of May 1, 2009, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the AHA Balanced Fund.